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Exhibit 16.1

May 20, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Carriage Services, Inc.

Ladies and Gentlemen:

     We have read Item 4 in the Form 8-K dated May 20, 2002 of Carriage Services, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein as they relate to Arthur Andersen LLP.

Very truly yours

/s/ Arthur Andersen LLP
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Arthur Andersen LLP



Cc:   Thomas C. Livengood
      Executive Vice President and Chief Financial Officer
      Carriage Services, Inc.